 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 4, 2016
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
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DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
  _________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the departure of Anne Rohosy, formerly Executive Vice President and President, Americas, of Levi Strauss & Co. (the “Company”), as disclosed on a Form 8-K filed by the Company on December 4, 2015, the Company and Ms. Rohosy have entered into a Separation Agreement and General Release (the “Agreement”). The Agreement became effective on March 4, 2016. The following brief description of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto.
Under the Agreement, in exchange for certain releases of claims and compliance with certain restrictive covenants, Ms. Rohosy will receive separation benefits, including (i) fifty-two weeks of base pay through regular periodic wage payments, (ii) a payment of $354,240, which represents the financial performance component under the Company’s Annual Incentive Plan that she earned for fiscal year 2015, and (iii) payment of the portion of the premiums for her and her dependents’ medical continuation coverage that the Company would pay for an active employee until the earlier of March 31, 2017 or the date she obtains replacement coverage from another employer. Ms. Rohosy will also retain any rights to exercise her vested Stock Appreciation Rights (“SARs”) under the Company’s 2006 Equity Incentive Plan through June 15, 2016.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Separation Agreement and General Release between Anne Rohosy and the Company, effective as of March 4, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	March 10, 2016	By:	/s/ WADE W. WEBSTER
		Name:	Wade W. Webster
		Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and General Release between Anne Rohosy and the Company, effective as of March 4, 2016.